EXHIBIT 23.2

EXPLANATION CONCERNING ABSENCE OF CURRENT WRITTEN
CONSENT OF ARTHUR ANDERSEN LLP

Section 11(a) of the Securities Act of 1933, as amended (the “Securities Act”), provides that if any part of a registration statement at the time such part becomes effective contains an untrue statement of a material fact or an omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, any person acquiring a security pursuant to such registration statement (unless it is proved that at the time of such acquisition such person knew of such untruth or omission) may sue, among others, every accountant who has consented to be named as having prepared or certified any part of the registration statement, or as having prepared or certified any report or valuation which is used in connection with the registration statement, with respect to the statement in such registration statement, report or valuation which purports to have been prepared or certified by the accountant.

This Annual Report on Form 11-K of the Savings Plan (the “Plan”) of the Connecticut Water Company (“CWC”) is incorporated by reference into the registration statement on Form S-8, File No. 333-51702 (the “Registration Statement”) of Connecticut Water Service, Inc. (the “Company”) and, for purposes of determining any liability under the Securities Act, is deemed to be a new registration statement relating to the securities offered therein.

As recommended by the Company’s Audit Committee, the Company’s Board of Directors on June 18, 2002 dismissed Arthur Andersen LLP (“Andersen”) as the Company’s independent accountants. See the Company’s Current Report on Form 8-K filed June 20, 2002 for more information. After reasonable efforts, CWC and the Company has been unable to obtain Andersen’s written consent to the incorporation by reference into the Registration Statement of its audit reports with respect to the Plan’s financial statements as of and for the fiscal year ended December 31, 2001, though Andersen did consent on June 6, 2002 to the incorporation by reference of its audit report contained in the filing of the Plan on Form 11-K for the fiscal year ended December 31, 2001.

Under these circumstances, Rule 437a under the Securities Act permits CWC and the Company to file this Form 11-K without a current written consent from Andersen. However, as a result, with respect to transactions in the Company securities pursuant to the Registration Statement that occur subsequent to the date this annual report on Form 11-K is filed with the Securities and Exchange Commission, Andersen may not have any liability under Section 11(a) of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Andersen or any omissions of a material fact required to be stated therein. Accordingly, you may be unable to assert a claim against Andersen under Section 11(a) of the Securities Act because it has not consented to the incorporation by reference of its previously issued reports into the Registration Statement. To the extent provided in Section 11(b)(3)(C) of the Securities

Act, however, other persons who may become liable under Section 11(a) of the Securities Act, including the officers and directors of CWC and the Company, may still rely on Andersen’s original audit reports as being made by an expert for purposes of establishing a due diligence defense under Section 11(b) of the Securities Act.

The following is a copy of Andersen’s consent which was filed in connection with the annual report on Form 11-K of the Savings Plan of CWC filed with the Securities and Exchange Commission on June 11, 2002. This consent has not been reissued by Andersen.

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accounts, we hereby consent to the incorporation by reference of our report dated April 24, 2002, included in this Annual Report on Form 11-K of the Savings Plan of the Connecticut Water Company, for the year ended December 31, 2001, into Connecticut Water Service, Inc.’s previously filed Form S-8 Registration Statement (File No. 333-51702).

ARTHUR ANDERSEN LLP

/s/ Arthur Andersen LLP

Hartford, Connecticut
June 6, 2002